Exhibit D to
                                                Revolving Credit Agreement


                         GUARANTY AND SURETYSHIP AGREEMENT

                  THIS AGREEMENT, dated as of May 4, 1995, made by ADVANTA CORP., a Delaware corporation (the "Guarantor"), in favor of MELLON BANK, N.A., a national banking association (the "Agent") as agent for the Banks (as hereinafter defined).

                                     Recitals:

                  A. Advanta National Bank, a national banking association (the "Borrower"), and the Guarantor have entered into a Revolving Credit Agreement of substantially even date herewith (as amended, modified or supplemented from time to time, the "Credit Agreement") with the lenders party thereto from time to time (each a "Bank" and, collectively, the "Banks") and the Agent. The Guarantor, as owner of all of the outstanding shares of stock of the Borrower, will derive substantial direct and indirect benefit from the Loans to be made to the Borrower under the Credit Agreement.

                  B. The Agent and the Banks shall be referred to herein, individually, each as a "Credit Party," and collectively, as the "Credit Parties".

                  C. It is a condition precedent to the extension of credit under the Credit Agreement that the Guarantor execute and deliver this Agreement. This Agreement is made by the Guarantor among other things to induce the Credit Parties to enter into the Loan Documents and to induce the Banks to extend credit under the Credit Agreement.

                  D. The Guarantor acknowledges that the Credit Parties have relied and will rely on this Agreement in entering into the Loan Documents (as defined in the Credit Agreement) and extending credit under the Credit Agreement. The Guarantor further acknowledges that it has, independently and without reliance upon any Credit Party or any representation by or other information from any Credit Party, made its own credit analysis and decision to enter into this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the Guarantor hereby agrees as follows:


                                     ARTICLE I
                                    DEFINITIONS

                  1.01. Definitions. Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein the term "Guaranteed Obligations" shall have the following meaning:








                  "Guaranteed Obligations" shall mean all obligations from
             time to time of the Borrower to any Credit Party under or in connection with any Loan Document, including all obligations to pay principal, interest, fees, indemnities or other amounts, in each case whether such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (including interest and other obligations arising or accruing after the commencement of any receivership, bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrower or any other Person, or which would have arisen or accrued but for the commencement of such proceeding, even if such obligation or the claim thereof is not enforceable or allowable in such proceeding).


                                    ARTICLE II
                              GUARANTY AND SURETYSHIP

                  2.01. Guaranty and Suretyship. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees and becomes surety for the full and punctual payment and performance of the Guaranteed Obligations as and when such payment or performance shall become due (at scheduled maturity, by acceleration or otherwise) in accordance with the terms of the Loan Documents. This Agreement is an agreement of suretyship as well as of guaranty, is a guarantee of payment and performance and not merely of collectibility, and is in no way conditioned upon any attempt to collect from or proceed against the Borrower or any other Person or any other event or circumstance. The obligations of the Guarantor under this Agreement are direct and primary obligations of the Guarantor and are independent of the Guaranteed Obligations, and a separate action or actions may be brought against the Guarantor regardless of whether action is brought against the Borrower or any other Person or whether the Borrower or any other Person is joined in any such action or actions.

                  2.02. Obligations Absolute. The Guarantor agrees that, to the fullest extent permitted by Law, the Guaranteed Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting the Guaranteed Obligations, any of the terms of the Loan Documents or the rights of any Credit Party or any other Person with respect thereto. The obligations of the Guarantor under this Agreement shall be absolute, unconditional and irrevocable, irrespective of any of the following:

                  (a) any lack of legality, validity, enforceability or allowability (in a bankruptcy, receivership, insolvency, reorganization, dissolution or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in







             part, of any Loan Document or any of the Guaranteed
             Obligations;

                  (b) any increase, decrease or change in the amount, nature, type or purpose of any of the Guaranteed Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method or place of payment or performance of, or in any other term of, any of the Guaranteed Obligations; any execution or delivery of any additional Loan Documents; or any amendment to, or refinancing or refunding of, any Loan Document or any of the Guaranteed Obligations;

                  (c) any impairment by any Credit Party or any other Person of any recourse of the Guarantor against the Borrower or any other Person; any failure to assert any breach of or default under any Loan Document or any of the Guaranteed Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any impairment by the exercise or non-exercise, or any other failure, omission, breach, default, delay or wrongful action in connection with any exercise or non-exercise, of any right or remedy against the Borrower or any other Person under or in connection with any Loan Document or any of the Guaranteed Obligations; any refusal of payment or performance of any of the Guaranteed Obligations, whether or not with any reservation of rights against the Guarantor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Guaranteed Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Guaranteed Obligations entitled to the benefits of this Agreement, or if any collections are applied to Guaranteed Obligations, any application to particular Guaranteed Obligations;

                  (d) any taking, exchange, amendment, termination, subordination, release, loss or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay or wrongful action by any Credit Party or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any other action or inaction by any Credit Party or any other Person in respect of, any direct or indirect security for any of the Guaranteed Obligations. As used in this Agreement, "direct or indirect security" for the Guaranteed Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement or other right or arrangement of any nature providing direct or indirect







             assurance of payment or performance of any of the Guaranteed Obligations, made or on behalf of any Person;

                  (e)  any merger, consolidation, liquidation,
             dissolution, winding-up, charter revocation or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, the Borrower or any other Person; any receivership, bankruptcy, insolvency, reorganization, dissolution or similar proceeding with respect to the Borrower or any other Person; or any action taken or election made by any Credit Party (including any election under Section 1111(b)(2) of the United States Bankruptcy Code), the Borrower or any other Person in connection with any such proceeding;

                  (f) any defense, setoff or counterclaim (including any defense of failure of consideration, breach of warranty, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction or usury, and excluding only the defense of full, strict and indefeasible payment and performance), which may at any time be available to the Borrower or any other Person with respect to any Loan Document or any of the Guaranteed Obligations; or any discharge by operation of law or release of the Borrower or any other Person from the performance or observance of any Loan Document or any of the Guaranteed Obligations; or

                  (g) any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, the Borrower, the Guarantor, a guarantor or a surety, excepting only full, strict and indefeasible payment and performance of the Guaranteed Obligations.

                  2.03. Waivers, etc. To the fullest extent permitted by law, the Guarantor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in Section 2.02. Without limitation, the Guarantor waives each of the following:

                  (a) all notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against the Guarantor, including
             (i) any notice of any event or circumstance described in
             Section 2.02, (ii) any notice required by any Law now or hereafter in effect in any jurisdiction, (iii) any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guaranteed Obligations, (iv) any notice of the incurrence of any Guaranteed Obligation,
             (v) any notice of any default or any failure on the part of the Borrower or any other Person to comply with any Loan Document or any of the Guaranteed Obligations or any direct







             or indirect security for any of the Guaranteed Obligations, and (vi) any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of the Borrower or any other Person;

                  (b) any right to any marshalling of assets, to the filing of any claim against the Borrower or any other Person in the event of any receivership, bankruptcy, insolvency, reorganization, dissolution or similar proceeding, or to the exercise against the Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; any requirement of promptness or diligence on the part of any Credit Party or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guaranteed Obligations or any direct or indirect security for any of the Guaranteed Obligations; and any requirement of acceptance of this Agreement, and any requirement that the Guarantor receive notice of such acceptance; and

                  (c) any defense or other right arising by reason of any law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws or similar laws), or by reason of any election of remedies or other action or inaction by any Credit Party (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guaranteed Obligations), which results in denial or impairment of the right of any Credit Party to seek a deficiency against the Borrower or any other Person, or which otherwise discharges or impairs any of the Guaranteed Obligations or any recourse of the Guarantor against the Borrower or any other Person.

                  2.04. Reinstatement. This Agreement shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment of any of the Guaranteed Obligations is avoided, rescinded or must otherwise be returned by any Credit Party for any reason, all as though such payment had not been made.

                  2.05. No Stay. Without limitation of any other provision of this Agreement, if any acceleration of the time for payment or performance of any Guaranteed Obligation, or any condition to any such acceleration, shall at any time be stayed, enjoined or prevented for any reason (including stay or injunction resulting from the pendency against the Borrower or any other Person of a receivership, bankruptcy, insolvency, reorganization, dissolution or similar proceeding), the Guarantor agrees that, for purposes of this Agreement and its obligations hereunder, such Guaranteed Obligation shall be deemed to have been accelerated,







        and such condition to acceleration shall be deemed to have been met.

                  2.06. Payments. All payments to be made by the Guarantor pursuant to this Agreement shall be made at the times and in the manner prescribed for payments in Article II of the Credit Agreement, without setoff, counterclaim, withholding or other deduction of any nature.

                  2.07. Subrogation, etc. Any rights which the Guarantor may have or acquire by way of subrogation, reimbursement, exoneration, contribution or indemnity, and any similar rights (whether arising by operation of law, by agreement or otherwise), against the Borrower, arising from the existence, payment, performance or enforcement of any of the obligations of the Guarantor under or in connection with this Agreement, shall be subordinate in right of payment to the Guaranteed Obligations, and the Guarantor shall not exercise any such rights until all Guaranteed Obligations and all other obligations under this Agreement have been paid in full and all commitments to extend credit under the Loan Documents shall have terminated. If, notwithstanding the foregoing, any amount shall be received by the Guarantor on account of any such rights at any time prior to the time at which all Guaranteed Obligations and all other obligations under this Agreement shall have been paid in full and all commitments to extend credit under the Loan Documents shall have terminated, such amount shall be held by the Guarantor in trust for the benefit of the Credit Parties, segregated from other funds held by the Guarantor, and shall be forthwith delivered to the Agent in the exact form received by the Guarantor (with any necessary endorsement), to be applied to the Guaranteed Obligations, whether matured or unmatured, in such order as the Agent or the Required Banks may elect, or to be held by the Agent as security for the Guaranteed Obligations and disposed of by the Agent in any lawful manner, all as the Agent or the Required Banks may elect.

                  2.08. Continuing Agreement. This Agreement is a continuing guaranty and shall continue in full force and effect until all Guaranteed Obligations and all other amounts payable under this Agreement have been paid and performed in full, and all commitments to extend credit under the Loan Documents have terminated, subject in any event to reinstatement in accordance with Section 2.04.

                  2.09. Limitation on Payments. The parties hereto intend to conform to all applicable laws limiting the maximum rate of interest that may be charged or collected by the Credit Parties from the Guarantor. Accordingly, notwithstanding any other provision hereof, the Guarantor shall not be required to make any payment to or for the account of any Credit Party, and each Credit Party shall refund any payment made by the Guarantor, to the extent that such requirement or such failure to refund would violate or conflict with mandatory and nonwaivable provisions of







        applicable law limiting the maximum amount of interest which may be charged or collected by such Credit Party from the Guarantor. In any action, suit or proceeding pertaining to this Agreement, the burden of proof, by clear and convincing evidence, shall be on the Person claiming that this Section 2.09 applies to limit any obligation of the Guarantor under this Agreement or to require any Credit Party to make any refund, or claiming that this Agreement conflicts with any applicable law limiting the maximum rate of interest that may be charged or collected by any Credit Party from the Guarantor, as to each element of such claim. For purposes of the definitions of "Guaranteed Obligations" and "Loan Documents" as used in this Agreement, any provisions in the Loan Documents which have the effect of limiting the obligations of the Borrower in order to conform to applicable laws limiting the maximum rate of interest that may be charged or collected by the Credit Parties from the Borrower shall be ignored.


                                    ARTICLE III
                                   MISCELLANEOUS

                  3.01.  Amendments, Notices, etc.  Sections 9.01 through
        9.10 and Section 9.15 of the Credit Agreement shall be applicable to this Agreement as if set forth in full herein.

                  3.02. Setoff. In the event that any obligation of the Guarantor now or hereafter existing under this Agreement or any other Loan Document shall have become due and payable, each Credit Party shall have the right from time to time, without notice to the Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of such Credit Party to the Guarantor, including all deposits (whether time or demand, general or special, provisionally or finally credited, however evidenced) now or hereafter maintained by the Guarantor with such Credit Party. Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether such obligation to the Guarantor is matured or unmatured. Nothing in this Agreement or any other Loan Document shall be deemed a waiver of or restriction on any right of setoff or banker's lien available to any Credit Party. The Guarantor hereby agrees that any affiliate of a Credit Party, and any holder of a participation in any obligation of the Guarantor under this Agreement, shall have the same rights of setoff as such Credit Party as provided in this Section 3.02 (regardless of whether such affiliate or participant otherwise would be deemed a creditor of the Guarantor).

                  3.03. Construction. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular, the plural and the part the whole; "or" is not exclusive; and "include" means include without limitation (and similarly for similar terms). This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any







        doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement. Section and other references in this Agreement are to this Agreement unless otherwise specified.

                  3.04. Successors and Assigns. This Agreement shall be binding upon the Guarantor and its successors, and shall inure to the benefit of and be enforceable by the Credit Parties and their respective successors and assigns. Without limitation of the foregoing, each Bank (and any successive assignee or transferee) from time to time may, in the manner provided in Section 9.14 of the Credit Agreement, assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any Guaranteed Obligations, to any other Person, and such Guaranteed Obligations (including any Guaranteed Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guaranteed Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Guaranteed Obligations such other Person shall be vested with all the benefits in respect thereof granted to such Bank in this Agreement or otherwise.

                  IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed and delivered as of the date first above written.

                                          ADVANTA CORP.


                                          By:
                                                (Signature)

                                          Name:  David D. Wesselink
                                          Title:  Senior Vice President &
                                                  Chief Financial Officer


                                          ACCEPTED AND AGREED:

                                          MELLON BANK, N.A., as Agent


                                          By:
                                                (Signature)

                                          Name:
                                          Title:






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